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Exhibit 99.(a)(5)

Vodafone Group Plc
AGM Form of Proxy

Recommendation: The directors recommend that you vote "FOR" all the resolutions (resolutions 1 to 22) at the Annual General Meeting as they intend to do in respect of their own beneficial shareholdings in the Company.

Before completing the front and reverse of this form, please read the explanatory notes opposite.

I/We hereby appoint the Chairman of the Meeting OR the following person:

Do not insert your own name(s).

to attend and vote on my/our behalf at the Annual General Meeting of Vodafone Group Plc to be held on 25 July 2006 at 11.00 am (or, if later, at the conclusion of the Extraordinary General Meeting to be held immediately before it) and at any adjournment of the meeting. I/We would like my/our proxy to vote on the resolutions proposed at the meeting as indicated on the reverse of this form. Where no indication is given, the proxy may vote as he or she sees fit or abstain in relation to any business of the meeting.

Sign --> Here

In the case of joint holdings, any one joint holder may sign

2 0 0 6

Date

  You can submit your AGM proxy vote in the following ways:

[GRAPHIC]	By Post—Return this form in the reply-paid envelope provided.
[GRAPHIC]	Online—See Note 6 opposite.
[GRAPHIC]	Freephone—See Note 7 opposite.
CREST	Via CREST message—See Note 8 opposite.

  Your AGM proxy vote must be lodged no later than 11.00 am on Sunday 23 July 2006.

C237

Notes to the AGM Form of Proxy

1	Registered shareholders or their proxies have the right to attend, speak and vote at the Annual General Meeting. If you are unable to attend in person, you may appoint one or more proxies to attend, speak and vote on your behalf. If you are submitting your AGM form of proxy by post and you wish to appoint a proxy other than the Chairman of the meeting, you must insert the name of your proxy in the space provided, complete your voting instructions, sign and date the form and return it to the Company's Registrar in the envelope provided. If you do not insert a name in the space provided, the Chairman of the meeting will act as your proxy at the meeting.

Alternatively, you may submit your AGM proxy voting instructions by one of the other methods highlighted below and explained in Notes 6, 7 and 8 below.

2	Your proxy may vote as he or she chooses on any resolution for which you do not give an instruction and on any further or amended resolution.

3	In the case of joint holders, any one holder may sign the form. In the case of a corporation, this form must be executed under seal or signed by an officer or other duly authorised person.

4	Where shares are held jointly, and more than one of the joint shareholders votes, only the vote of the senior holder who tenders a vote will be valid. Seniority is determined by the order in which the names appear on the register of shareholders.

5	To be valid, your AGM proxy vote must be received by the Company's Registrars, Computershare Investor Services PLC, PO Box 1075, The Pavilions, Bridgwater Road, Bristol BS99 3ZZ England, no later than 11.00 am on Sunday 23 July 2006.

6	If you would like to submit your AGM proxy vote via the Internet, you can do so by accessing our website www.vodafone.com/agm and then selecting the "Vote Online" link and following the instructions. You will require your unique PIN and Shareholder Reference Number (SRN) printed below to log in (the PIN will expire at the end of the voting period). You can access this site from any Internet enabled PC.

7	If you would like to submit your AGM proxy vote by telephone, you can do so by calling the dedicated Vodafone Proxy Voting Line between the hours of 8.30 am and 5.30 pm (UK time) Monday to Friday. You will require your unique PIN and Shareholder Reference Number (SRN) printed below (the PIN will expire at the end of the voting period). Lines close at 5.30 pm (UK time) on Friday 21 July 2006.

Freephone 1800 931 775 (for shareholders resident in the Republic of Ireland)
Freephone 0800 073 3904 (for shareholders resident in the UK)
International rate +44 (0) 870 703 6216 (for shareholders resident in other countries)

8	If you are a CREST system user (including a CREST Personal member) you can appoint one or more proxies or give an instruction to a proxy by having an appropriate CREST message transmitted. To appoint a proxy or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, the CREST message must be received by Computershare (ID number 3RA50) not later than 48 hours before the time appointed for holding the meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which Computershare is able to retrieve the message. CREST personal members or other CREST sponsored members should contact their CREST sponsor for assistance with appointing proxies via CREST. For further information on CREST procedures, limitations and system timings, please refer to the CREST manual. Vodafone may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

PIN: SRN:

25157-001                        1186ZF

Vodafone Group Plc
EGM & AGM Admission Card

The Extraordinary General Meeting of Vodafone Group Plc and the twenty-second Annual General Meeting will be held at The Queen Elizabeth II Conference Centre, Broad Sanctuary, Westminster, London SW1P 3EE at 10.45 am & 11.00 am respectively on 25 July 2006. The venue is located on the opposite side of Parliament Square from Westminster Abbey and the Houses of Parliament. The nearest London Underground station is Westminster (Circle, District and Jubilee lines).

If you plan to attend the meetings, please bring this Admission Card with you as evidence of your right to be admitted and to enable you to participate in the polls.

When you arrive at the venue, this Admission Card should be presented at one of the "Shareholder Registration" desks where it will be verified.

Please note that if you are unable to attend the Extraordinary General Meeting and the Annual General Meeting, they will be transmitted via a live Webcast and can be viewed at the Company's website—www.vodafone.com—on 25 July 2006 and a recording will be available on the website after that date.

Vodafone Group Plc
AGM Form of Proxy

Please indicate your voting intention by marking X in the relevant box alongside each resolution

Resolutions		For	Against	Abstain
1	To receive the report of the directors and financial statements	☐	☐	☐
2	To re-elect Sir John Bond as a director(2,3)	☐	☐	☐
3	To re-elect Arun Sarin as a director(2)	☐	☐	☐
4	To re-elect Thomas Geitner as a director	☐	☐	☐
5	To re-elect Dr Michael Boskin as a director(1,3)	☐	☐	☐
6	To re-elect Lord Broers as a director(1,2)	☐	☐	☐
7	To re-elect John Buchanan as a director(1)	☐	☐	☐
8	To re-elect Andy Halford as a director	☐	☐	☐
9	To re-elect Professor Jürgen Schrempp as a director(2,3)	☐	☐	☐
10	To re-elect Luc Vandevelde as a director(3)	☐	☐	☐
11	To elect Philip Yea as a director(3)	☐	☐	☐
12	To elect Anne Lauvergeon as a director(1)	☐	☐	☐
13	To elect Anthony Watson as a director	☐	☐	☐
14	To approve a final dividend of 3.87p per ordinary share	☐	☐	☐
15	To approve the Remuneration Report	☐	☐	☐
16	To re-appoint Deloitte & Touche LLP as auditors	☐	☐	☐
17	To authorise the Audit Committee to determine the remuneration of the auditors'	☐	☐	☐
18	To amend the Company's Articles of Association to provide a corporate nominee service to shareholders	☐	☐	☐
19	To authorise donations under the Political Parties, Elections and Referendums Act 2000	☐	☐	☐
20	To renew authority to allot shares under Article 16.2 of the Company's Articles of Association	☐	☐	☐
21	To renew authority to disapply pre-emption rights under Article 16.3 of the Company's Articles of Association†	☐	☐	☐
22	To authorise the Company's purchase of its own shares (section 166, Companies Act 1985)†	☐	☐	☐

(1)
Member of the Audit Committee

(2)
Member of the Nominations and Governance Committee

(3)
Member of the Remuneration Committee

†
Special Resolution

Please remember to sign this form where indicated overleaf and return it using the enclosed reply-paid envelope
To be received by the company's registrars by 11.00 am on Sunday 23 July 2006

Note: This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon. This personalised form is not transferable between different (i) account holders; (ii) classes of security; or (iii) uniquely designated accounts. The issuer and Computershare accept no liability for any instruction that does not comply with these conditions.

The paper used is Elemental Chlorine Free, from a mill accredited to ISO14001 and EMAS registered. Printed by ISO9001 accredited printer.

1186YF

Vodafone Group Plc
EGM & AGM Poll Card

It is not necessary to vote if you have already submitted your EGM and AGM proxy vote (whether by post, online, via CREST message or by telephone to the dedicated freephone Vodafone proxy voting line), unless you wish to change your vote.

Sign --> Here

In the case of joint holdings, any one joint holder may sign

This poll card is only for use at the EGM & AGM

EGM Resolution		For	Against	Abstain
1	To approve the Return of Capital by way of a B Share Scheme and Share Consolidation and the consequential amendment to the Articles of Association
AGM Resolutions
1	To receive the report of the directors and financial statements
2	To re-elect Sir John Bond as a director(2,3)
3	To re-elect Arun Sarin as a director(2)
4	To re-elect Thomas Geitner as a director
5	To re-elect Dr Michael Boskin as a director(1,3)
6	To re-elect Lord Broers as a director(1,2)
7	To re-elect John Buchanan as a director(1)
8	To re-elect Andy Halford as a director(1,3)
9	To re-elect Professor Jürgen Schrempp as a director(2,3)
10	To re-elect Luc Vandevelde as a director(3)
11	To elect Philip Yea as a director(3)
12	To elect Anne Lauvergeon as a director(1)
13	To elect Anthony Watson as a director
14	To approve a final dividend of 3.87p per ordinary share
15	To approve the Remuneration Report
16	To re-appoint Deloitte & Touche LLP as auditors
17	To authorise the Audit Committee to determine the remuneration of the auditors'
18	To amend the Company's Articles of Association to provide a corporate nominee service to shareholders
19	To authorise donations under the Political Parties, Elections and Referendums Act 2000
20	To renew authority to allot shares under Article 16.2 of the Company's Articles of Association
21	To renew authority to disapply pre-emption rights under Article 16.3 of the Company's Articles of Association†
22	To authorise the Company's purchase of its own shares (section 166, Companies Act 1985)†

Vodafone Group Plc
EGM Form of Proxy

Recommendation: The directors recommend that you vote "FOR" the resolution at the Extraordinary General Meeting as they intend to do in respect of their own beneficial shareholdings in the Company.

Before completing the front and reverse of this form, please read the explanatory notes opposite.

I/We hereby appoint the Chairman of the Meeting OR the following person:

Do not insert your own name(s).

to attend and vote on my/our behalf at the Extraordinary General Meeting of Vodafone Group Plc to be held on 25 July 2006 at 10.45 am and at any adjournment of the meeting. I/We would like my/our proxy to vote on the resolution proposed at the meeting as indicated on the reverse of this form. Where no indication is given, the proxy may vote as he or she sees fit or abstain in relation to any business of the meeting.

Sign --> Here

In the case of joint holdings, any one joint holder may sign

2 0 0 6

Date

  You can submit your EGM proxy vote in the following ways:

[GRAPHIC]	By Post—Return this form in the reply-paid envelope provided.
[GRAPHIC]	Online—See Note 6 opposite.
[GRAPHIC]	Freephone—See Note 7 opposite.
CREST	Via CREST message—See Note 8 opposite.

  Your EGM proxy vote must be lodged no later than 10.45 am on Sunday 23 July 2006.

C238

Notes to the EGM Form of Proxy

1	Registered shareholders or their proxies have the right to attend, speak and vote at the Extraordinary General Meeting. If you are unable to attend in person, you may appoint one or more proxies to attend, speak and vote on your behalf. If you are submitting your EGM form of proxy by post and you wish to appoint a proxy other than the Chairman of the meeting, you must insert the name of your proxy in the space provided, complete your voting instructions, sign and date the form and return it to the Company's Registrar in the envelope provided. If you do not insert a name in the space provided, the Chairman of the meeting will act as your proxy at the meeting.

Alternatively, you may submit your EGM proxy voting instructions by one of the other methods highlighted below and explained in Notes 6, 7 and 8 below.

2	Your proxy may vote as he or she chooses on any resolution for which you do not give an instruction and on any further or amended resolution.

3	In the case of joint holders, any one holder may sign the form. In the case of a corporation, this form must be executed under seal or signed by an officer or other duly authorised person.

4	Where shares are held jointly, and more than one of the joint shareholders votes, only the vote of the senior holder who tenders a vote will be valid. Seniority is determined by the order in which the names appear on the register of shareholders.

5	To be valid, your EGM proxy vote must be received by the Company's Registrars, Computershare Investor Services PLC, PO Box 1075, The Pavilions, Bridgwater Road, Bristol BS99 3ZZ England, no later than 10.45 am on Sunday 23 July 2006.

6	If you would like to submit your EGM proxy vote via the Internet, you can do so by accessing our website www.vodafone.com/egm and then selecting the "Vote Online" link and following the instructions. You will require your unique PIN and Shareholder Reference Number (SRN) printed below to log in (the PIN will expire at the end of the voting period). You can access this site from any Internet enabled PC.

7	If you would like to submit your EGM proxy vote by telephone, you can do so by calling the dedicated Vodafone Proxy Voting Line between the hours of 8.30 am and 5.30 pm (UK time) Monday to Friday. You will require your unique PIN and Shareholder Reference Number (SRN) printed below (the PIN will expire at the end of the voting period). Lines close at 5.30 pm (UK time) on Friday 21 July 2006.

Freephone 1800 931 775 (for shareholders resident in the Republic of Ireland)
Freephone 0800 073 3904 (for shareholders resident in the UK)
International rate +44 (0) 870 703 6216 (shareholders resident in other countries)

8	If you are a CREST system user (including a CREST Personal member) you can appoint one or more proxies or give an instruction to a proxy by having an appropriate CREST message transmitted. To appoint a proxy or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, the CREST message must be received by Computershare (ID number 3RA50) not later than 48 hours before the time appointed for holding the meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which Computershare is able to retrieve the message. CREST personal members or other CREST sponsored members should contact their CREST sponsor for assistance with appointing proxies via CREST. For further information on CREST procedures, limitations and system timings, please refer to the CREST manual. Vodafone may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

PIN: SRN:

25157-015                        118LBE

Vodafone Group Plc
EGM Admission Card

An Extraordinary General Meeting of Vodafone Group Plc will be held at The Queen Elizabeth II Conference Centre, Broad Sanctuary, Westminster, London SW1P 3EE at 10.45 am on 25 July 2006. The venue is located on the opposite side of Parliament Square from Westminster Abbey and the Houses of Parliament. The nearest London Underground station is Westminster (Circle, District and Jubilee lines).

If you plan to attend the meeting, please bring this Admission Card with you as evidence of your right to be admitted and to enable you to participate in the poll.

When you arrive at the venue, this Admission Card should be presented at one of the "Shareholder Registration" desks where it will be verified.

Please note that if you are unable to attend the Extraordinary General Meeting, it will be transmitted via a live Webcast and can be viewed at the Company's website—www.vodafone.com—on 25 July 2006 and a recording will be available on the website after that date.

Vodafone Group Plc
EGM Form of Proxy

Please indicate your voting intention by marking X in the relevant box alongside the resolution

Resolution	For	Against	Abstain
To approve the Return of Capital by way of a B Share Scheme and Share Consolidation and the consequential amendment to the Articles of Association	☐	☐	☐

Please remember to sign this form where indicated overleaf and return it using the enclosed reply-paid envelope
To be received by the company's registrars by 10.45 am on Sunday 23 July 2006

Note: This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon. This personalised form is not transferable between different (i) account holders; (ii) classes of security; or (iii) uniquely designated accounts. The issuer and Computershare accept no liability for any instruction that does not comply with these conditions.

The paper used is Elemental Chlorine Free, from a mill accredited to ISO14001 and EMAS registered. Printed by ISO9001 accredited printer.

118PCB

Vodafone Group Plc
EGM Poll Card

It is not necessary to vote if you have already submitted your EGM proxy vote (whether by post, online, via CREST message or by telephone to the dedicated freephone Vodafone proxy voting line), unless you wish to change your vote.

Sign --> Here

In the case of joint holdings, any one joint holder may sign

This poll card is only for use at the EGM

Resolution	For	Against	Abstain
To approve the Return of Capital by way of a B Share Scheme and Share Consolidation and the consequential amendment to the Articles of Association	☐	☐	☐

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  Exhibit 99.(a)(5)
Vodafone Group Plc AGM Form of Proxy